Exhibit 10.16

Sixth Amendment to Marketing Agreement

This Sixth Amendment to Marketing Agreement ("Amendment") dated May 30, 2002, is made and entered into by and between Charles Schwab & Co., Inc., a California corporation, ("Schwab") and E-Loan, Inc., a Delaware corporation ("E-Loan"), and is effective as of July 1, 2002.

WHEREAS, Schwab and E-Loan have entered into a Marketing Agreement dated as of April 25, 2000 (the "Agreement"), and have amended the Agreement on five separate occasions; and

WHEREAS, Schwab and E-Loan have a mutual desire to further amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, the parties hereby agree as follows:

    Section 5.5 is hereby deleted in its entirety and Section 5.6 is renumbered accordingly.
    Section 5.6 is hereby amended to delete the phrase "subject to Section 5.5,".
    Section 8.1 of the Agreement is hereby amended to read as follows:

    8.1    Marketing Fee. In addition to the Warrant being provided by E-Loan to Schwab pursuant to section 8.2, E-Loan shall pay the following to Schwab for its marketing services provided pursuant to the Agreement:

    For the period between July 1, 2002 and June 30, 2004, the sum of One Million Sixty One Thousand One Hundred Sixty Dollars ($1,061,160) payable in 24 equal monthly installments commencing on July 31, 2002 and continuing on the last day of each succeeding month.
    Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

    11.1    Termination for Convenience. This Agreement will be effective as of July 1, 2000 (the "Effective Date"). Either party may terminate this Agreement at any time without cause by providing the other party with thirty (30) days prior written notice.
    Except for the changes set forth in this Amendment, the Agreement shall remain unchanged in all respects, and shall remain in full force and effect in accordance with its terms. To the extent inconsistent, all previous amendments are superceded by this amendment.

[Signatures on following page]

E-LOAN, INC.	CHARLES SCHWAB & CO., INC.
By:_______________________	By:_______________________

Name:_____________________	Name:_____________________

Title:_____________________	Title:_____________________